UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
December 17, 2007
____________________________

Ironclad Performance Wear Corporation
(Exact name of registrant as specified in charter)
Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		95-0434104 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800
(Registrant’s telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2007, Ironclad Performance Wear Corporation, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Avi Suriel, age 47, pursuant to which Mr. Suriel will serve as the Company’s Executive Vice President and Chief Financial Officer. Under the terms of the Employment Agreement, the Company can terminate Mr. Suriel’s employment at any time with or without cause. Mr. Suriel’s employment commenced on December 17, 2007. Under the Employment Agreement, Mr. Suriel will receive the following compensation:

•	Base salary of $185,000 per annum, subject to upward adjustment on or before Mr. Suriel’s 18-month anniversary with the Company;

•
An incentive stock option to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.40, the closing price of the Company’s common stock on December 20, 2007 (date of grant). 25% of the shares subject to the option will vest on the three month anniversary of Mr. Suriel’s employment with the Company with the balance vesting in equal monthly installments over the 36 months of service following the one year anniversary of his employment with the Company;

•
Mr. Suriel is also eligible for cash bonuses based on the successful attainment of both company-wide and individual goals as determined by the Chief Executive Officer and subject to final approval of the Company’s Board of Directors;

•
In addition, if, within the first 18 months of his employment with the Company, the Company engages in a strategic transaction, Mr. Suriel is entitled to a transaction success bonus in the amount of $200,000; and

•	The Employment Agreement also contains certain payment provisions upon a termination without “Cause” by the Company.

Prior to joining the Company, Mr. Suriel served as President of Suriel Financial Consulting where he advised companies in various industries on their operational and financial strategy, often acting as a Chief Operating Officer or Chief Financial Officer. From 1999 to 2001, Mr. Suriel was a partner of the Technology Capital Group, an online and media focused consulting group. From 1996 to 1999, Mr. Suriel was Managing Director of Orida Capital, a venture capital fund. From 1993 to 1996, Mr. Suriel was a Director in the Investment Banking Division of Smith Barney (Citigroup). Mr. Suriel earned his M.B.A. in Finance at Fordham University in New York and received an B.A. in Economics and International Relations from Hebrew University in Jerusalem.

There are no understandings or arrangements between Mr. Suriel and any other person pursuant to which Mr. Suriel was selected as Executive Vice President and Chief Financial Officer. Mr. Suriel does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

The following exhibits are filed herewith:

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Exhibit Number	Description

99.1	Press release entitled “Ironclad Hires New CFO Wall Street Veteran Executive to Lead Financial Strategy” dated December 19, 2007.*

* Furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: December 21, 2007	By:	/s/ Edward Jaeger
Edward Jaeger,
President and Chief Executive Officer

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